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PIERCY  BOWLER
TAYLOR  &  KERN
Certified  Public  Accountants
Business  Advisors

A  member  of
Horwath  International


       CONSENT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS'


We consent to the incorporation be reference in this Registration Statement on Form S-8, of our report dated April 26, 2002, on the consolidated financials statements of American Wagering, Inc, and Subsidiaries as of January 31, 2002 and 2001, and for the years then ended.

/s/  PIERCY  BOWLER  TAYLOR  &  KERN

May  30,  2002





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